Exhibit 21

LIST OF SUBSIDIARIES

Global Payments Inc. has the following subsidiaries and ownership interests.

Name	Jurisdiction of Organization
DolEx Belgium, S.P.R.L	Belgium
DolEx Dollar Express, Inc.	Texas
Dolex Envios, S.A. de C.V.	Mexico
DolEx Europe, S.L.	Spain
Global Payment Holding Company	Delaware
Global Payment Systems Asia Pacific (Malaysia) Sdn. Bhd.	Malaysia
Global Payment Systems LLC	Georgia
Global Payment Systems of Canada, Ltd.	Canada
Global Payments Acquisition Corp 1 B.V.	Netherlands
Global Payments Acquisition Corp 2 B.V.	Netherlands
Global Payments Acquisition Corp 3 B.V.	Netherlands
Global Payments Acquisition Corp 4 B.V.	Netherlands
Global Payments Acquisition PS 1 C.V.	Netherlands
Global Payments Acquisition PS 2 C.V.	Netherlands
Global Payments Asia Pacific (Hong Kong) Limited	Hong Kong
Global Payments Asia Pacific (Hong Kong Holding) Limited	Hong Kong
Global Payments Asia Pacific India Private Limited	India
Global Payments Asia Pacific Lanka (Private) Limited	Sri Lanka
Global Payments Asia Pacific Limited	Hong Kong
Global Payments Asia Pacific Processing Company Limited	Hong Kong
Global Payments Asia Pacific (Shanghai) Limited	People’s Republic of China
Global Payments Asia Pacific (Singapore) Private Limited	Singapore
Global Payments Asia Pacific (Singapore Holding) Limited	Singapore
Global Payments Canada GP	Canada
Global Payments Canada Inc.	Canada
Global Payments Card Processing Malaysia Sdn. Bhd	Malaysia
Global Payments Check Recovery Services, Inc.	Georgia
Global Payments Check Services, Inc.	Illinois
Global Payments Credit Services LLC	Russian Federation (1)
Global Payments Comerica Alliance, LLC	Delaware (2)
Global Payments Direct, Inc.	New York
Global Payments Europe, d.o.o. Sarajevo	Bosnia and Herzegovina
Global Payments Europe, s.r.o.	Czech Republic
Global Payments Gaming International, Inc.	Georgia
Global Payments Gaming Services, Inc.	Illinois
Global Payments LightSpeed UK, Ltd.	United Kingdom
Global Payments U.K. Ltd.	United Kingdom
GP Finance, Inc.	Delaware
GPS Holding Limited Partnership	Georgia
Latin America Money Services, LLC	Delaware
Merchant Services U.S.A., Inc.	North Carolina
Modular Data, Inc.	Delaware
NDC Holdings (UK) Ltd.	Georgia
NDPS Holdings, Inc.	Delaware
United Europhil UK, Ltd.	United Kingdom
United Europhil, S.A.	Spain

(1)	Global Payments Credit Services LLC has a member unrelated to Global Payments Inc. which owns a 50% interest.
(2)	Global Payments Comerica Alliance, LLC has members unrelated to Global Payments Inc. which collectively own a 49% minority interest.